EXHIBIT 10.1
2010-1 AMENDMENT
TO THE
STEELCASE INC.
EXECUTIVE SEVERANCE PLAN
     This 2010-1 Amendment to the STEELCASE INC. EXECUTIVE SEVERANCE PLAN (the “Plan”) is adopted by Steelcase Inc. (the “Company”). The amendment is effective as of June 24, 2009.
     Pursuant to Section 6 of the Plan, the Company amends the Plan as follows:
A.
     Sections 1.11 is amended and replaced in its entirety with the following:
     SECTION 1.11 “CIC SERP Benefit” means the present value of a Severed Employee’s benefit determined under the terms of the SERP, as if the Severed Employee had met the conditions for Normal Retirement (as such term is defined in the SERP) or Early Retirement (as such term is defined in the SERP), with the following modifications:
(a) the Severed Employee’s “Vested Percentage” (as such term is used in Section 5 of the SERP) shall be 100%;
(b) such benefit, as modified by clause (a) above, multiplied by the following fraction:
(1) the numerator of which is the Severed Employee’s sum of age and years of service (as determined for purposes of the Steelcase Inc. Retirement Plan and hereinafter referred to as “Points”) at the Severance Date after adjustment under clause (c) below; and
(2) the denominator of which is the lesser of (A) 80 or (B) the number of Points the Severed Employee would have accumulated by continuing in the employment of the Company to age 65.
Notwithstanding subclauses (1) and (2) above, the fraction will be set to 1 for any Severed Employee who has either attained age 65 or accumulated 80 Points as of the Severance Date (inclusive of the adjustment in clause (c) below);
(c) the calculation of the Severed Employees’ Points shall be adjusted by adding six (6) Points to the total Points as of the Severance Date of a Level 1 Employee and by adding four (4) Points as of the Severance Date of a Level 2 Employee;

and assuming no pre-retirement mortality and using an interest rate equal to the pre-Change in Control financial accounting discount rate (Financial Accounting Standard No 87, and its successors) for the SERP effective for the fiscal year in which the Change in Control occurs.
B.
     In all other respects, the Plan remains unchanged.
     IN WITNESS OF WHICH, the Company executes this [2010-1] Amendment to the Plan.

STEELCASE INC.

Dated:	June 26, 2009	By:	/s/ Nancy W. Hickey Nancy W. Hickey
		Its:	Senior Vice President, Chief Administrative Officer